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                                                                   Exhibit 3.1.2

FILED AS EXHIBIT A TO CERTIFICATE OF MERGER OF CONCENTRIC NETWORK CORPORATION WITH AND INTO NEXTLINK COMMUNICATIONS, INC.


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NM ACQUISITION CORP.

                  NM ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: The name of the Corporation is NM Acquisition Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999.

                  SECOND: The original Certificate of Incorporation was amended and restated pursuant to an Amended and Restated Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on June 8, 2000.

                  THIRD: Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, this Amendment to the Amended and Restated Certificate of Incorporation is being filed with the Certificate of Merger of NEXTLINK Communications, Inc. With and Into NM Acquisition Corp. and further amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation of this Corporation.

                  FOURTH: As a result of the merger of NEXTLINK Communications, Inc. with and into the Corporation, Articles FIRST and THIRD of the Amended and Restated Certificate of Incorporation shall be amended as follows:

                  A. Article FIRST shall be amended by changing the name of the corporation from "NM Acquisition Corp." to "NEXTLINK Communications, Inc."

                  B. Article THIRD shall be amended by adding the following paragraphs at the end of such Article:

                  "A series of Preferred Stock of the Corporation shall be designated as "14% Series A Senior Exchangeable Redeemable Preferred Shares" and shall have the special rights, qualifications, limitations and restrictions set forth in the Certificate of Designations attached to this Certificate of Incorporation as Exhibit A.

                  A series of Preferred Stock of the Corporation shall be designated as "6 1/2% Series B Cumulative Convertible Preferred Stock" and shall have the special rights, qualifications, limitations and restrictions set forth in the Certificate of Designations attached to this Certificate of Incorporation as Exhibit B.

                  A series of Preferred Stock of the Corporation shall be designated as "Series C Cumulative Convertible Participating Preferred Stock" and shall have the special rights, qualifications, limitations and restrictions set forth in the Certificate of Designations attached to this Certificate of Incorporation as Exhibit C.
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                  A series of Preferred Stock of the Corporation shall be
designated as "Series D Cumulative Convertible Participating Preferred Stock" and shall have the special rights, qualifications, limitations and restrictions set forth in the Certificate of Designations attached to this Certificate of Incorporation as Exhibit D."

                  C. The following Exhibits which are referred to in Article THIRD as amended are hereby attached to this Amendment:

         Exhibit A: Certificate of Designations of the Powers, Preferences, and Relative, Participating, Optional and Other Special Rights of 14% Series A Senior Exchange Redeemable Preferred Shares and
         Qualifications, Limitations and Restrictions Thereof.

         Exhibit B: Certificate of Designations of the Powers, Preferences, and Relative, Participating, Optional and Other Special Rights of 6 1/2% Series B Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

         Exhibit C: Certificate of Designations of the Powers, Preferences, and Relative, Participating, Optional and Other Special Rights of Series C Cumulative Convertible Participating Preferred Stock and
         Qualifications, Limitations and Restrictions Thereof.

         Exhibit D: Certificate of Designations of the Powers, Preferences, and Relative, Participating, Optional and Other Special Rights of Series D Cumulative Convertible Participating Preferred Stock and
         Qualifications, Limitations and Restrictions Thereof.